                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 _______________



                                   FORM 8-K/A

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT                                  DECEMBER 2, 1995
(Date of earliest event reported)



                        COMPUTER LANGUAGE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)






                 TEXAS                      0-12311              75-1297386
    (State or other jurisdiction of       (Commission         (I.R.S. Employer
    incorporation or organization)        File Number)       Identification No.)

  2395 MIDWAY ROAD, CARROLLTON, TEXAS                              75006
(Address of principal executive offices)                        (Zip Code)

                                 (214) 250-7000
              (Registrant's telephone number, including area code)

                        COMPUTER LANGUAGE RESEARCH, INC.

                                   FORM 8-K/A

                                DECEMBER 2, 1995



                                TABLE OF CONTENTS



ITEM                                                                      PAGE
----                                                                      ----


 2      Acquisition or Disposition of Assets ........................        1

 5      Other Events ................................................        1

 7 (a)  FINANCIAL STATEMENTS
        Independent Auditor's Report ................................        2
        Statements of Assets Acquired and Liabilities Assumed .......        3
        Statements of Net Revenues and Direct Operating Costs .......        4
        Notes to Financial Statements ...............................      5-7

 7 (b)  PRO FORMA FINANCIAL INFORMATION (Unaudited)
        Pro Forma Condensed Consolidated Balance Sheet ..............        8
        Pro Forma Condensed Consolidated Statements of Operations ... 9-10 Notes to Pro Forma Condensed Consolidated Financial
        Statements ..................................................    11-12

7 (c) Exhibits ......................................................       13

      Signatures ....................................................       14

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On December 2, 1995, Computer Language Research, Inc. (the "Company") acquired substantially all of the assets of the corporate tax compliance software business of Price Waterhouse LLP ("PW"). Such assets include software, customer lists, research and development ("R&D"), a trained work force, and similar intangible assets. The purchase price consists of $11.5 million of cash paid at closing, the assumption of obligations associated with the purchased assets, and an agreement by the Company to provide certain software support and maintenance services on behalf of PW to certain PW licensees pursuant to software licenses not purchased by the Company. (See Item 7(b) - Note 2 for the purchase price allocation detail.) The Company paid the cash due at closing out of its current cash balance. A portion of the purchase price was allocated to purchased
R&D that had not reached technological feasibility and had no alternative future use. The allocated amount ($5.6 million) was charged to operations at the acquisition date. The R&D write-off coupled with other losses from the acquired business will reduce pre-tax operating results in the fourth quarter of 1995 by several million dollars.

The acquisition was the result of arms-length negotiations with unrelated parties and will be treated as a business combination under the purchase method of accounting.


Item 5.   OTHER EVENTS.

Also on December 2, 1995, the Company entered into (1) a five-year sole source agreement to license its GoSystem and related software to PW for their internal use, and (2) a multi-year consulting agreement with PW whereby certain PW partners will be made available to the Company on a full-time basis to assist it in integrating the newly acquired business and otherwise assisting the Company's corporate tax software compliance business.

Item 7. (a)    FINANCIAL STATEMENTS









                         Report of Independent Auditors


Board of Directors
Computer Language Research, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed of the TMS Business of Price Waterhouse LLP at June 30, 1995, and the related statement of net revenues and direct operating costs for the year then ended. These statements are the responsibility of the management of TMS. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the accompanying statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the accompanying statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the accompanying statements. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the accompanying statement of assets acquired and liabilities assumed was prepared solely to present the assets and liabilities of the TMS Business of Price Waterhouse LLP acquired by Computer Language Research, Inc. ("CLR") and the accompanying statement of net revenues and direct operating costs was prepared solely to present the net revenues and direct operating costs of the TMS Business of Price Waterhouse LLP for the purpose of CLR's filing of Form 8-K/A with the Securities and Exchange Commission. As discussed in Note 1, TMS was a part of Price Waterhouse LLP and has no separate legal status or existence.

In our opinion, the accompanying statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed by CLR of the TMS Business of Price Waterhouse LLP at June 30, 1995, and the net revenues and direct operating costs of the TMS Business of Price Waterhouse LLP for the year ended June 30, 1995, in conformity with generally accepted accounting principles.


                                        ERNST & YOUNG LLP

Dallas, Texas
January 12, 1996

                    THE TMS BUSINESS OF PRICE WATERHOUSE LLP

              STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED




                                    June 30, 1995      September 30,1995
                                    -------------      -----------------
                                                          (Unaudited)

Assets Acquired:
  Furniture, at cost                 $   355,000          $   355,000
  Less:  accumulated depreciation        243,000              251,000
                                      ----------           ----------
    Net furniture                    $   112,000          $   104,000
                                      ==========           ==========

Liabilities Assumed:
  Accrued vacation                   $   208,000          $   213,000
  Unearned revenue                    23,421,000           20,305,000
                                      ----------           ----------
    Total Liabilities Assumed        $23,629,000          $20,518,000
                                      ==========           ==========




See accompanying notes.

                    THE TMS BUSINESS OF PRICE WATERHOUSE LLP

              STATEMENTS OF NET REVENUES AND DIRECT OPERATING COSTS




                                  Fiscal Year Ended    Three Months Ended
                                    June 30, 1995      September 30,1995
                                  -----------------    ------------------
                                                          (Unaudited)

Net revenues                        $  19,823,000        $   5,192,000

Direct operating costs:
  Product support                       3,890,000              883,000
  Product development                   2,942,000              668,000
  Selling, general, and
   administrative                      12,900,000            2,928,000
                                     ------------         ------------

Net revenues less direct
 operating costs                   $       91,000        $     713,000
                                    =============         ============




See accompanying notes.

                    THE TMS BUSINESS OF PRICE WATERHOUSE LLP

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 1995


NOTE 1.  BASIS OF PRESENTATION

TMS provides tax software products and related training and maintenance services to assist customers in managing their tax planning and reporting processes. TMS primarily serves large corporations across a broad range of industries within the United States.

TMS has operated as a portion of a division of Price Waterhouse LLP ("PW"). The accompanying statements of net revenues and direct operating costs were prepared to present the net revenues and direct operating costs of TMS and are not intended to be a complete presentation of the results of operations of TMS. Net revenues and direct operating costs include transactions related to those products of the TMS business of PW, acquired by Computer Language Research, Inc. ("CLR"), pursuant to an Agreement for the Purchase and Sale of Certain Assets (the "Agreement") with PW dated December 2, 1995. The accompanying statements of assets acquired and liabilities assumed were prepared to present the assets acquired and liabilities assumed by CLR of the TMS business of PW pursuant to the Agreement.

TMS has no separate legal status as it was an integral part of PW's overall operations. As a result, separate financial statements have not been maintained for these operations. The accompanying statements of net revenues and direct operating costs have been prepared from the historical accounting records of PW and do not purport to reflect the net revenues and direct operating costs that would have resulted if TMS had operated as an unaffiliated independent entity. Since only certain assets of TMS are being acquired and only certain liabilities are being assumed, statements of financial position and cash flows are not applicable.

The accounting records of TMS were maintained on a modified cash basis of accounting. Appropriate adjustments have been made between the accounting records and the accompanying financial statements in order to present the accompanying financial statements in accordance with generally accepted accounting principles. TMS's fiscal year ends on June 30.


NOTE 2.  ACCOUNTING POLICIES

REVENUE RECOGNITION

Substantially all revenues are generated from site-license agreements for tax software products with terms from one to seven years. These fees include software, training, maintenance and support for the client throughout the term of the agreement and are recognized ratably over the contract period.

ALLOCATION OF EXPENSES

PW provides various administrative services to TMS including, but not necessarily limited to, data processing and personnel services. No allocations

                    THE TMS BUSINESS OF PRICE WATERHOUSE LLP

NOTE 2.  ACCOUNTING POLICIES (Concluded)

for these services have been included in the statements of net revenues and direct operating costs. Rent expense for office space occupied by TMS employees within other PW offices was allocated based on square footage used.

TMS provides various administrative services to CATS and PFP including, but not necessarily limited to, data processing, record keeping, personnel services, and occupancy costs. TMS charged these expenses first on the basis of direct usage when identifiable, with the remainder allocated among TMS, CATS, and PFP on the basis of headcount or level of effort.

In addition to their other duties, three PW partners have direct responsibility for managing TMS. Approximately 50% of their compensation has been attributed to the selling, general, and administrative cost of TMS.

PRODUCT DEVELOPMENT

Product development costs are expensed as incurred. Included in product support and product development costs is approximately $1.6 million which has been expended on the development of software. Since PW's software development process does not establish formal technological feasibility to permit the capitalization of any significant amounts, none have been capitalized.

ESTIMATES

The preparation of the statements requires the use of management's estimates, which may vary from actual results.

FURNITURE

Furniture is recorded at cost and depreciated using the 200% declining balance method with an estimated useful life of seven years. Depreciation expense was approximately $542,000 in 1995 which includes depreciation on assets not acquired by CLR.


INTERIM FINANCIAL INFORMATION

The accompanying financial statements as of September 30, 1995, and for the three months ended September 30, 1995, are unaudited and, in the opinion of management, reflect all adjustments that are necessary for a fair presentation of the net revenues and direct operating costs for the period then ended and assets acquired and liabilities assumed as of such date. All such adjustments are of a normal and recurring nature. The net revenues and direct operating costs for the three months ended September 30, 1995, are not necessarily indicative of the results that may be expected for the entire year ending June 30, 1996.

                    THE TMS BUSINESS OF PRICE WATERHOUSE LLP

                    NOTES TO FINANCIAL STATEMENTS (Concluded)


NOTE 3.  LEASES

TMS leases office space, data processing and other equipment under operating leases. Rental expense for such leases was approximately $1,813,000 in 1995.


NOTE 4.  UNEARNED REVENUE

Unearned revenue represents amounts billed and collected by PW under customer contracts for which CLR has assumed a liability to fulfill certain related performance obligations which are estimated by CLR to be approximately
$2.5 million.

Item 7. (b)  PRO FORMA FINANCIAL INFORMATION

                        COMPUTER LANGUAGE RESEARCH, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1995
                                 (In thousands)
                                   (Unaudited)


                                                                     Company
                                                   Pro Forma        Pro Forma
                                     Company      Adjustments      Consolidated
                                     -------      -----------      ------------
                                                    (Note 2)

ASSETS:

 Cash and cash equivalents ....     $ 32,130       $(11,500)(a)      $ 20,630
 Accounts receivable, net .....        8,074             --             8,074
 Other current assets .........        3,152             --             3,152
                                     -------        -------           -------

     Total current assets .....       43,356        (11,500)           31,856
                                     -------        -------           -------

 Property and equipment, net ..       20,626            550 (b)        21,176
 Software, net ................       17,152          2,400 (c)        19,552
 Intangibles and other assets .        9,357          5,835 (d)        15,192
                                     -------        -------           -------

   Total assets ...............     $ 90,491       $ (2,715)         $ 87,776
                                     =======        =======           =======


LIABILITIES AND SHAREHOLDERS' EQUITY:

 Current portion of long-term
  debt ........................     $    750       $     --          $    750
 Accounts payable and accrued
  liabilities .................       16,065          2,995 (e)        19,060
                                     -------        -------           -------

   Total current liabilities ..       16,815          2,995            19,810
                                     -------        -------           -------

 Long-term debt ...............        1,125             --             1,125

 Deferred income taxes and
  other liabilities ...........        4,625             --             4,625
 Shareholders' equity .........       67,926         (5,710)(f)        62,216
                                     -------        -------           -------

     Total liabilities and
      shareholders' equity ....     $ 90,491       $ (2,715)         $ 87,776
                                     =======        =======           =======

                        COMPUTER LANGUAGE RESEARCH, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                                     Company
                                                   Pro Forma        Pro Forma
                              Company      PW     Adjustments     Consolidated
                              -------      --     -----------     ------------
                                                   (Note 3)

Revenues ...............     $ 99,068   $ 19,034   $(10,106)(a)     $107,996
                              -------    -------    -------          -------

Costs and expenses:

 Cost of revenues ......       49,608      7,074       (869)(b)       55,533
                                                       (280)(c)
 Selling, general, and
  administrative .......       32,348     12,828        773 (b)       46,149
                                                       (653)(c)
                                                       (950)(d)
                                                      1,803 (e)
                              -------    -------    -------          -------

   Total costs and
    expenses ...........       81,956     19,902       (176)         101,682
                              -------    -------    -------          -------

Operating income .......       17,112       (868)    (9,930)           6,314
Interest, net ..........          690         --       (523)(f)          167
Gain on disposal of
 property and
 equipment .............          315         --         --              315
                              -------    -------    -------          -------

Income before income
 taxes .................       18,117       (868)   (10,453)           6,796
Provision for income
 taxes .................        7,095         --     (4,445)(g)        2,650
                              -------    -------    -------          -------

Income from continuing
 operations ............     $ 11,022   $   (868)  $ (6,008)        $  4,146
                              =======    =======    =======          =======

Earnings per share .....     $   0.77                               $   0.29
                              =======                                =======

Weighted average number
 of common and common
 equivalent shares
 outstanding ...........       14,280                                 14,280
                              =======                                =======

                        COMPUTER LANGUAGE RESEARCH, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                                     Company
                                                   Pro Forma        Pro Forma
                              Company      PW     Adjustments     Consolidated
                              -------      --     -----------     ------------
                                                   (Note 3)

Revenues ...............     $ 75,797   $ 15,149   $ (2,767)(a)     $ 88,179
                              -------    -------    -------          -------

Costs and expenses:

 Cost of revenues ......       38,801      5,036       (231)(b)       43,439
                                                       (167)(c)
 Selling, general, and
  administrative .......       26,253      8,977        531 (b)       35,935
                                                       (391)(c)
                                                       (713)(d)
                                                      1,278 (e)
                              -------    -------    -------          -------

   Total costs and
    expenses ...........       65,054     14,013        307           79,374
                              -------    -------    -------          -------

Operating income .......       10,743      1,136     (3,074)           8,805
Interest, net ..........        1,177         --        (26)(f)        1,151
Loss on disposal of
 property and
 equipment .............          (57)        --         --              (57)
                              -------    -------    -------          -------

Income before income
 taxes .................       11,863      1,136     (3,100)           9,899
Provision for income
 taxes .................        3,796         --       (628)(g)        3,168
                              -------    -------    -------          -------

Income from continuing
 operations ............     $  8,067   $  1,136   $ (2,472)        $  6,731
                              =======    =======    =======          =======

Earnings per share .....     $   0.56                               $   0.47
                              =======                                =======

Weighted average number
 of common and common
 equivalent shares
 outstanding                   14,391                                 14,391
                              =======                                =======

                        COMPUTER LANGUAGE RESEARCH, INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  GENERAL

The unaudited pro forma financial statements present the historical financial statements of Computer Language Research, Inc. (the "Company") adjusted for the acquisition discussed in Item 2. The accompanying Pro Forma Condensed Consolidated Balance Sheet assumes the transaction was completed on September 30, 1995. The accompanying Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1994, and the nine months ended September 30, 1995, assume the transaction was completed on January 1, 1994.

These pro forma financial statements should be read in conjunction with the consolidated financial statements and notes of the Company as previously filed with the Securities and Exchange Commission, and the financial statements of the TMS Business of Price Waterhouse ("PW") included in this Form 8-K/A. In management's opinion, all adjustments necessary to reflect the effects of the acquisition have been made.

These pro forma financial statements are not necessarily indicative of what the actual financial position would have been had the acquisition occurred on September 30, 1995, or what the actual results of operations would have been had the acquisition occurred on January 1, 1994, nor does it purport to represent the future financial position or operations of the Company.


NOTE 2.  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The purchase price was allocated and recorded as follows (in thousands):

   Amount paid at closing ..........................    $ 11,500
   Accrued severance and vacation ..................         259
   Accrued vacation carryover ......................         151
   Accrued support .................................       2,475
                                                         -------
     Total Purchase Price ..........................    $ 14,385
                                                         =======

   Furniture and fixtures ..........................    $    550
   Software ........................................       2,400
   In process research and development .............       5,600
   Noncompete agreement ............................         400
   Trained workforce ...............................       2,500
   Customer list and cost in excess of fair
    value of assets acquired .......................       2,935
                                                         -------
                                                        $ 14,385
                                                         =======

(a)To reflect cash paid at closing.

(b)To reflect furniture and fixtures acquired, at estimated fair value.

                        COMPUTER LANGUAGE RESEARCH, INC.

NOTE 2.  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Concluded)

(c)To reflect software acquired, at appraised value.

(d)To reflect intangibles, at appraised value, and the customer list and cost in excess of fair value of assets acquired.

(e)To reflect accrued support, other liabilities assumed, and to accrue professional fees associated with the acquisition.

(f)To recognize the impact of the write-off of research and development and accrued professional fees associated with the acquisition.


NOTE 3.  PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In connection with the acquisition, the Company incurred accounting and legal costs of approximately $110,000, and wrote off $5.6 million of purchased research and development. These nonrecurring items have not been included in the Pro Forma Condensed Consolidated Statements of Operations.

The pro forma adjustments to the historical statements of operations are as follows:

(a)To reflect the reduction of PW recognizable revenue which will occur subsequent to, and as a result of, the acquisition, less revenue recognized from the GoSystem contract (See Item 5. Other Events). The reduction of recognizable revenue is a result of the Company's inability to recognize revenue from customer contracts which, in accordance with generally accepted accounting principles, was unearned, but previously collected, by PW at December 31, 1993. The earnings impact of this revenue reduction is lessened by the liability the Company accrued at acquisition for estimated support obligations in connection with these contracts, because the costs the Company incurs to support PW deferred revenue will be charged to the product support liability instead of expense (see (b) below). The combined company will recognize revenue from contracts executed or renewed subsequent to the acquisition date.

(b)To reflect a reduction of the support liability accrued at acquisition, offset by the amortization and depreciation of the excess of the assigned fair values over PW historic cost of assets and other intangibles acquired, over the following lives:
                                                Years
                                                -----
   Furniture and fixtures .................       5
   Software ...............................       5
   Noncompete agreement ...................       5
   Trained workforce ......................       5
   Customer list and cost in excess of
    fair value of assets acquired .........       5

                        COMPUTER LANGUAGE RESEARCH, INC.

   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Concluded)


NOTE 3.  PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Concluded)

(c)To reflect a decrease in compensation expense related to employees dismissed upon acquisition.

(d)To reflect a decrease in rent expense in accordance with the sub-lease executed at acquisition.

(e)To reflect the estimated effect of the consulting service agreement executed with PW at acquisition.

(f)To reflect a decrease in interest income due to the cash effect of the acquisition.

(g)To reflect the tax benefit at the Company's effective tax rate.


Item 7. (c)  EXHIBITS

             23.01  Consent of Ernst & Young LLP, independent auditors.

             The agreement for the Purchase and Sale of Certain Assets was filed with the original 8-K on December 18, 1995.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               COMPUTER LANGUAGE RESEARCH, INC.


DATE:  February 16, 1996       By: M. Brian Healy
                                   ----------------------------------
                                   M. Brian Healy
                                   Group Vice President, Finance and
                                     Administration
                                     and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                                  EXHIBIT 23.01



CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 2-86308 and No. 33-41048) pertaining to the 1982 Stock Option Plan of Computer Language Research, Inc. of our report dated January 12, 1996, with respect to the financial statements of the TMS Business of Price Waterhouse included in the Form 8-K/A filed on February 16, 1996.


                                        ERNST & YOUNG LLP



Dallas, Texas

February 16, 1996